Exhibit 99.1

PRESS RELEASE FOR IMMEDIATE ISSUE

FOR:	MDC Partners Inc.	CONTACT:	Matt Chesler, CFA
	745 Fifth Avenue, 19th Floor		VP, Investor Relations
	New York, NY 10151		646-412-6877
mchesler@mdc-partners.com

MDC PARTNERS INC. REPORTS RESULTS FOR THE
THREE MONTHS ENDED MARCH 31, 2016

EXTENDED REVOLVING CREDIT FACILITY MATURITY FOR NEARLY TWO YEARS AT REDUCED RATE

FIRST QUARTER HIGHLIGHTS:

•	Revenue increased 2.3% to $309.0 million from $302.2 million
•	Net loss attributable to MDC Partners improved to ($23.3) million versus ($32.1) million in the same period last year despite the costs related to our senior notes refinancing
•	Organic revenue increased 2.2%, after a 241 basis points reduction from significantly lower billable pass-through costs
•	Adjusted EBITDA increased 5.3% to $32.8 million from $31.2 million (see Schedules 2 and 3)
•	Adjusted EBITDA margin expanded by 30 basis points to 10.6% from 10.3% (see Schedules 2 and 3)
•	Net New Business wins totaled $19.8 million
•	Adjusted EBITDA Available for General Capital Purposes increased 23.8% to $12.7 million from $10.3 million (see Schedule 4)
•	Refinanced debt through issuance of $900 million of 6.50% Senior Notes with extended maturity and 25 basis points of savings, and through extension of our $325 million revolving credit facility with further 25 basis point reduction in rate
•	Declared cash dividend of $0.21 per share

New York, NY, May 3, 2016 (NASDAQ: MDCA) – MDC Partners Inc. (“MDC Partners” or the “Company”) today announced financial results for the three months ended March 31, 2016.

Scott Kauffman, Chairman and Chief Executive Officer of MDC Partners, said, “We remain on track to achieve our annual financial guidance despite uneven organic revenue growth in the first quarter. Adjusted EBITDA grew 5.3% and the underlying business fundamentals and our prospects remain as solid as ever, including over 41% organic growth outside of North America. MDC holds an enviable competitive position, and I am confident that we have the right talent with the right culture, strong and differentiated modern assets, and a corporate structure that cultivates continued long-term outperformance.”

Guidance for 2016 is as follows, and is revised primarily to incorporate the impact of the debt refinancing on incremental cash interest expense to Adjusted EBITDA Available for General Capital Purposes:

		Prior	Revised	Implied
	2015	2016	2016	Year over Year
	Actuals	Guidance	Guidance	Change

Revenue	$1.326 billion	$1.410 - $1.440 billion	$1.410 - $1.440 billion	+6.3% to +8.6%

Adjusted EBITDA	$197.7 million	$225 - $235 million	$225 - $235 million	+13.8% to +18.9%
Implied Adjusted EBITDA Margin	14.9%	15.8% to 16.4%	15.8% to 16.4%	+90 to +150 basis points

Adjusted EBITDA Available for	$113.4 million	$135 - $145 million	$130 - $140 million	+14.6% to +23.4%
General Capital Purposes

Consolidated revenue for the first quarter of 2016 was $309.0 million, an increase of 2.3%, compared to $302.2 million in the first quarter of 2015. Adjusted EBITDA for the first quarter of 2016 was $32.8 million, an increase of 5.3% compared to $31.2 million in the first quarter of 2015. Net loss attributable to MDC Partners in the first quarter of 2016 was ($23.3) million compared to ($32.1) million in the first quarter of 2015. Diluted loss per share from continuing operations attributable to MDC Partners common shareholders for the first quarter of 2016 was ($0.47) compared to ($0.52) per share in the first quarter of 2015. Adjusted EBITDA Available for General Capital Purposes was $12.7 million in the first quarter of 2016, an increase of 23.8% compared to $10.3 million in the first quarter of 2015.

David Doft, CFO of MDC Partners, said, “We continue to employ responsible capital management and have worked hard to further strengthen our balance sheet. We recently opportunistically refinanced our bonds, raising $900 million of Senior Notes at 6.50%, terming out our debt by an additional four years and saving 25 basis points on rate in addition to extending the maturity on our revolving credit facility. The refinancing provides us with the increased liquidity and flexibility we want so we can continue to aggressively pursue our growth strategy. Importantly, we remain committed to de-leveraging the balance sheet as we pay down deferred acquisition consideration over the next few years.”

MDC Partners Completes Extension of Bank Facility

MDC Partners today also announced that it has entered into an amendment of its revolving credit facility, which among other benefits extends the maturity date by almost two years to May 3, 2021, reduces the base borrowing interest rate by 25 basis points, and provides the ability to borrow in certain foreign currencies to support the company’s global expansion.

The credit facility extension follows the Company’s successful issuance of $900 million of 6.50% Senior Notes due 2024 on March 23, 2016, which extended maturity by four years and provided 25 basis points of savings. Both measures serve to further strengthen the Company’s balance sheet by locking in a long-term capital structure that provides the Company with added liquidity and flexibility to pursue our growth strategy at a lower cost of capital.

MDC Partners Announces $0.21 per Share Quarterly Cash Dividend

MDC Partners today also announced that its Board of Directors has declared a cash dividend of $0.21 per share on all of its outstanding Class A shares and Class B shares. The quarterly dividend will be payable on or about June 7, 2016, to shareholders of record at the close of business on May 24, 2016.

Conference Call

Management will host a conference call on Tuesday, May 3, 2016, at 4:30 p.m. (ET) to discuss results. The conference call will be accessible by dialing 1-412-902-4266 or toll free 1-888-346-6216. An investor presentation has been posted on our website www.mdc-partners.com and may be referred to during the conference call.

A recording of the conference call will be available one hour after the call until 12:00 a.m. (ET), May 11, 2016, by dialing 1-412-317-0088 or toll free 1-877-344-7529 (passcode 10084817), or by visiting our website at www.mdc-partners.com.

About MDC Partners Inc.

MDC Partners is one of the fastest-growing and most influential marketing and communications networks in the world. Its 50+ advertising, public relations, branding, digital, social and event marketing agencies are responsible for some of the most memorable and engaging campaigns for the world’s most respected brands. As "The Place Where Great Talent Lives," MDC Partners is known for its unique partnership model, empowering the most entrepreneurial and innovative talent to drive competitive advantage and business growth for clients. By leveraging technology, data analytics, insights, and strategic consulting solutions, MDC Partners drives measurable results and optimizes return on marketing investment for over 1,700 clients worldwide. For more information about MDC Partners and its partner firms, visit our website at www.mdc-partners.com and follow us on Twitter at http://www.twitter.com/mdcpartners.

Non-GAAP Financial Measures

In addition to its reported results, MDC Partners has included in this earnings release certain financial results that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company's results. These non-GAAP financial measures relate to: (1) presenting Adjusted EBITDA and Adjusted EBITDA margin (as defined) for the three months ended March 31, 2016, and 2015; and (2) presenting Adjusted EBITDA Available for General Capital Purposes (as defined) for the three months ended March 31, 2016, and 2015. Included in this earnings release are tables reconciling MDC Partners’ reported results to arrive at these non-GAAP financial measures.

This press release contains forward-looking statements. The Company’s representatives may also make forward-looking statements orally from time to time. Statements in this press release that are not historical facts, including statements about the Company’s beliefs and expectations, earnings guidance, recent business and economic trends, potential acquisitions, and estimates of amounts for redeemable noncontrolling interests and deferred acquisition consideration, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

•	risks associated with the SEC’s ongoing investigation and the related class action litigation claims;

•	risks associated with severe effects of international, national and regional economic downturn;

•	the Company’s ability to attract new clients and retain existing clients;

•	the spending patterns and financial success of the Company’s clients;

•	the Company’s ability to retain and attract key employees;

•	the Company’s ability to remain in compliance with its debt agreements and the Company’s ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to redeemable noncontrolling interests and deferred acquisition consideration;

•	the successful completion and integration of acquisitions which complement and expand the Company’s business capabilities; and

•	foreign currency fluctuations.

The Company’s business strategy includes ongoing efforts to engage in acquisitions of ownership interests in entities in the marketing communications services industry. The Company intends to finance these acquisitions by using available cash from operations, from borrowings under its credit facility and through incurrence of bridge or other debt financing, any of which may increase the Company’s leverage ratios, or by issuing equity, which may have a dilutive impact on existing shareholders proportionate ownership. At any given time the Company may be engaged in a number of discussions that may result in one or more acquisitions. These opportunities require confidentiality and may involve negotiations that require quick responses by the Company. Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transactions, the announcement of any such transaction may lead to increased volatility in the trading price of the Company’s securities.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Annual Report on Form 10-K under the caption “Risk Factors” and in the Company’s other SEC filings.

SCHEDULE 1

MDC PARTNERS INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ in 000s, except share and per share amounts)

	Three Months Ended March 31,
	2016	2015

Revenue	$309,042	$302,222

Operating Expenses:
Cost of services sold	211,446	210,419
Office and general expenses	77,828	74,308
Depreciation and amortization	11,220	12,300
	300,494	297,027

Operating profit	8,548	5,195

Other Income (Expense):
Other, net	15,512	(18,040)
Interest expense and finance charges	(15,575)	(15,096)
Loss on redemption of notes	(33,298)	-
Interest income	178	119

Loss from continuing operations before income taxes
and equity in earnings of non-consolidated affiliates	(24,635)	(27,822)

Income tax benefit	(1,972)	(4,054)

Loss from continuing operations before equity in
earnings of non-consolidated affiliates	(22,663)	(23,768)
Equity in earnings of non-consolidated affiliates	229	351

Loss from continuing operations	(22,434)	(23,417)
Loss from discontinued operations attributable to
MDC Partners Inc., net of taxes	-	(6,294)
Net loss	(22,434)	(29,711)
Net income attributable to the noncontrolling interests	(859)	(2,380)
Net loss attributable to MDC Partners Inc.	$(23,293)	$(32,091)

Loss Per Common Share:
Basic and Diluted:
Loss from continuing operations attributable to MDC
Partners Inc. common shareholders	$(0.47)	$(0.52)
Discontinued operations attributable to MDC
Partners Inc. common shareholders	-	(0.13)
Net loss attributable to MDC Partners Inc.
common shareholders	$(0.47)	$(0.65)

Weighted Average Number of Common Shares Outstanding:
Basic and Diluted	50,002,552	49,754,961

SCHEDULE 2

MDC PARTNERS INC.
UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(US$ in 000s, except percentages)

For the Three Months Ended March 31, 2016

	Advertising and
	Communications	Corporate	Total

Revenue	$309,042	$-	$309,042

Net loss attributable to MDC Partners Inc.			$(23,293)
Adjustments to reconcile to Operating profit (loss):
Net income attributable to the noncontrolling interests			859
Equity in earnings of non-consolidated affiliates			(229)
Income tax benefit			(1,972)
Interest expense and finance charges			15,397
Loss on redemption of notes			33,298
Other, net			(15,512)
Operating profit (loss)	$21,678	$(13,130)	$8,548
margin	7.0%		2.8%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	10,823	397	11,220
Stock-based compensation	3,881	804	4,685
Acquisition deal costs	65	488	553
Deferred acquisition consideration adjustments	6,327	-	6,327
Other items, net **	-	1,486	1,486

Adjusted EBITDA *	$42,774	$(9,955)	$32,819
margin	13.8%		10.6%

*	Adjusted EBITDA is a non-GAAP measure, but as shown above it represents operating profit (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items.
**	Other items are comprised entirely of legal fees and related expenses relating to the ongoing SEC investigation.

SCHEDULE 3

MDC PARTNERS INC.
UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(US$ in 000s, except percentages)

For the Three Months Ended March 31, 2015

	Advertising and
	Communications	Corporate	Total

Revenue	$302,222	$-	$302,222

Net loss attributable to MDC Partners Inc.			$(32,091)
Adjustments to reconcile to Operating profit (loss):
Net income attributable to the noncontrolling interests			2,380
Loss from discontinued operations attributable to
MDC Partners Inc., net of taxes			6,294
Equity in earnings of non-consolidated affiliates			(351)
Income tax benefit			(4,054)
Interest expense and finance charges			14,977
Other, net			18,040
Operating profit (loss)	$26,013	$(20,818)	$5,195
margin	8.6%		1.7%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	11,854	446	12,300
Stock-based compensation	3,500	945	4,445
Acquisition deal costs	284	590	874
Deferred acquisition consideration adjustments	2,248	-	2,248
Distributions from non-consolidated affiliates **	334	8	342
Other items, net ***	-	5,762	5,762

Adjusted EBITDA *	$44,233	$(13,067)	$31,166
margin	14.6%		10.3%

*	Adjusted EBITDA is a non-GAAP measure, but as shown above it represents operating profit (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs, deferred acquisition consideration adjustments and distributions from non-consolidated affiliates.
**	Distributions from non-consolidated affiliates includes cash received for profit distributions.
***	Other items are comprised entirely of legal fees and related expenses relating to the ongoing SEC investigation.

SCHEDULE 4

MDC PARTNERS INC.
UNAUDITED ADJUSTED EBITDA AVAILABLE FOR GENERAL CAPITAL PURPOSES
(US$ in 000s)

	Three Months Ended March 31,
	2016	2015
Adjusted EBITDA (1)	$32,819	$31,166
Net income attributable to the noncontrolling interests	(859)	(2,380)
Capital expenditures, net (2)	(5,539)	(5,300)
Cash taxes	(143)	(540)
Cash interest, net & other (3)	(13,530)	(12,651)

Adjusted EBITDA Available for General Capital Purposes (4)	$12,748	$10,295

(1) Adjusted EBITDA is a non GAAP measure. See schedules 2 and 3 for a reconciliation of Net income (loss) to Adjusted EBITDA.
(2) Capital expenditures, net represents capital expenditures net of landlord reimbursements.
(3) Cash interest, net & other represents the quarterly accrual of cash interest under our Senior Notes.
(4) Adjusted EBITDA Available for General Capital Purposes is a non-GAAP measure, and represents funds available for repayment of debt, acquisitions, deferred acquisition consideration, dividends, and other general corporate initiatives.

SCHEDULE 5

MDC PARTNERS INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(US$ in 000s)

	March 31,	December 31,
	2016	2015

Assets
Current Assets:
Cash and cash equivalents	$21,840	$61,458
Cash held in trusts	5,330	5,122
Accounts receivable, net	392,639	361,044
Expenditures billable to clients	22,320	44,012
Other current assets	49,804	37,109
Total Current Assets	491,933	508,745

Fixed assets, net	64,755	63,557
Investment in non-consolidated affiliates	6,632	6,263
Goodwill	877,167	870,301
Other intangible assets, net	67,493	72,382
Deferred tax assets	20,597	15,367
Other assets	42,978	41,010
Total Assets	$1,571,555	$1,577,625

Liabilities, Redeemable Noncontrolling Interests and Shareholders' Deficit
Current Liabilities:
Accounts payable	$313,183	$359,568
Trust liability	5,330	5,122
Accruals and other liabilities	212,869	297,964
Advance billings	136,116	119,100
Current portion of long-term debt	415	470
Current portion of deferred acquisition consideration	98,061	130,400
Total Current Liabilities	765,974	912,624

Long-term debt, less current portion	896,694	728,413
Long-term portion of deferred acquisition consideration	222,912	216,704
Other liabilities	44,779	44,905
Deferred tax liabilities	95,405	92,581
Total Liabilities	2,025,764	1,995,227

Redeemable Noncontrolling Interests	71,000	69,471

Shareholders' Deficit
Common shares	275,264	269,842
Charges in excess of capital	(326,701)	(315,261)
Accumulated deficit	(550,283)	(526,990)
Accumulated other comprehensive income (loss)	(4,224)	6,257
MDC Partners Inc. Shareholders' Deficit	(605,944)	(566,152)
Noncontrolling Interests	80,735	79,079
Total Shareholders' Deficit	(525,209)	(487,073)

Total Liabilities, Redeemable Noncontrolling
Interests and Shareholders' Deficit	$1,571,555	$1,577,625

SCHEDULE 6

MDC PARTNERS INC.
UNAUDITED SUMMARY CASH FLOW DATA
(US$ in 000s)

	Three Months Ended March 31,
	2016	2015

Cash flows used in continuing operating activities	$(128,687)	$(112,379)
Discontinued operations	-	(1,294)
Net cash used in operating activities	(128,687)	(113,673)

Cash flows used in continuing investing activities	(8,128)	(8,913)
Discontinued operations	-	(153)
Net cash used in investing activities	(8,128)	(9,066)

Cash flows provided by continuing financing activities	98,714	26,086
Discontinued operations	-	(40)
Net cash provided by financing activities	98,714	26,046

Effect of exchange rate changes on cash and cash equivalents	(1,517)	711

Net decrease in cash and cash equivalents	$(39,618)	$(95,982)